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                                                               Exhibit 99.(D)(1)

RREEF America L.L.C.
May 23, 2001
Page 1


                    CONFIDENTIALITY AND STANDSTILL AGREEMENT
                    ----------------------------------------

                                  May 23, 2001


PRIVATE AND CONFIDENTIAL
------------------------

RREEF America L.L.C.
320 Park Avenue, Suite 1700
New York, New York  10022-6815
Attention:  Charles Leitner


Ladies and Gentlemen:

         In connection with your consideration of a possible transaction (a "Transaction") with Cabot Industrial Trust (collectively with its subsidiaries and affiliates, the "Company"), the Company is prepared to make available to you certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition to such information being furnished to you, you agree to treat such information in accordance with the provisions of this letter agreement and to take or abstain from taking certain other actions hereinafter set forth.

         A. Definition of Evaluation Material. The term "Evaluation Material"
            ----------------------------------
means all information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) that is furnished to you or to your Representatives by or on behalf of the Company at any time prior to the 15th day following notice of a decision not to proceed with a Transaction given in accordance with Section 2(e) hereof. "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives (as defined below) pursuant hereto. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (ii) was within your possession prior to its being furnished to you by or on behalf of the Company, provided that the source of such information is not known by you to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or (iii) becomes available to you on a non-confidential basis

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RREEF America L.L.C.
May 23, 2001
Page 2


from a source other than the Company or any of its representatives, provided that such source is not known by you to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

B. Use of Evaluation Material and Confidentiality.
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1. You hereby agree that the Evaluation Material will be used for the sole purpose of evaluating a Transaction. Further, you agree that any of such Evaluation Material may be disclosed or made available only to such of your managers, directors, officers, employees, affiliates, agents or advisors, including, without limitation, attorneys, accountants, financial advisors and prospective debt financing sources (collectively, the "Representatives") who need to know such information for the sole purpose of evaluating a Transaction; provided, however, that such Representatives, prior to receipt of any Evaluation Material, shall be informed by you of (a) the confidential nature of such information and (b) the terms of this agreement and the obligations of confidentiality undertaken by you under this agreement, and shall confirm to you in writing their acknowledgment of the confidentiality obligations under this Agreement. You agree to maintain a list (which shall be provided to the Company upon request) of those Representatives to whom Evaluation Material has been disclosed or made available. In any event, you shall be responsible for any breach of this letter agreement by any of your Representatives and you agree, at your sole expense, to take all reasonable measures to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. You hereby agree that you and your Representatives shall use the Evaluation Material solely for the purpose of evaluating a Transaction, that the Evaluation Material will be kept confidential and that you and your Representatives will not disclose any of the Evaluation Material in any manner whatsoever except as permitted by this agreement; provided, however, that you may make (i) any disclosure of such information to a third party other than a Representative, which may include one or more of your clients, as to which the Company gives its prior written consent (but only to the extent of the information explicitly provided by any such consent), and (ii) any disclosure required by applicable law or legal proceedings, subject to compliance with this agreement.

2. The Evaluation Material may contain material information about the Company that has not been disclosed to the public generally. You understand that you and your Representatives could be subject to fines, penalties and other liabilities under applicable securities laws if you or your Representatives trade in the Company's Common Shares while in possession of any material, non-public information that may be contained in the Evaluation Material.

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RREEF America L.L.C.
May 23, 2001
Page 3


3. You agree that, without the prior written consent of the Company, you and your Representatives will not disclose to any other person, including any shareholders of the Company, the fact that the Evaluation Material has been made available to you, the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company or any of the terms, conditions or other matters then being discussed with respect thereto (including the status thereof), provided that you may make such disclosure as required by law or legal proceedings (in which event you will consult with, and exercise good faith reasonable efforts to mutually agree with, the Company regarding the nature, extent and form of such disclosure prior to making any such disclosure, except to the extent there is a reasonable likelihood that the making of such efforts may cause you to stand liable for contempt or suffer other censure or penalty, in which case you may make such disclosure to such extent). Without limiting the generality of the foregoing, you further agree that, without the prior written consent of the Company, you will not, directly or indirectly, enter into any agreement, arrangement or understanding, or share any Evaluation Material, with any person who might participate as a joint venturer or equity participant in any transactions involving the Company. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

4. In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or any of your Representatives are nonetheless legally compelled to disclose Evaluation Material to any tribunal or else stand liable for contempt or suffer other censure or penalty, you or your Representatives may, without liability hereunder, disclose such Evaluation Material to such tribunal only that portion of the Evaluation Material which such counsel advises you is legally required to be disclosed, provided that you exercise your reasonable best efforts to preserve the confidentiality of the Evaluation Material, including, without limitation, by reasonably cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material by such tribunal.

5. If one of us decides not to proceed with a Transaction, such party will promptly inform the other party in writing of that decision, which notice shall state that it is being given pursuant to this Confidentiality and Standstill Agreement. In that case, upon the request of the Company, you will promptly deliver to the Company all Evaluation Material (and all copies thereof) furnished to you or your Representatives by or on behalf of the Company pursuant hereto. In the event of such a decision or request, all other Evaluation Material furnished to you or your Representatives and any other written materials containing or reflecting any information

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RREEF America L.L.C.
May 23, 2001
Page 4


in the Evaluation Material shall be destroyed and no copy thereof shall be retained. Notwithstanding the foregoing provisions, you shall not be required to deliver to the Company the materials which you generate internally including, but not limited to, financial analyses prepared for your management and reports made to your Investment Committee, provided that such materials shall be held by you and kept subject to the terms of this agreement or destroyed. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives will continue to be bound by your obligations of confidentiality and other obligations hereunder.

C. Accuracy of Evaluation Material. You understand and acknowledge that neither
   --------------------------------
the Company nor any of its representatives (including without limitation any of the Company's directors, officers, employees, or agents) makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its representatives (including without limitation any of the Company's directors, officers, employees, or agents) shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding any Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

D. Remedies. It is understood and agreed that money damages would not be a
   ---------
sufficient remedy for any breach of this letter agreement by you or any of your Representatives and that the Company shall be entitled to equitable relief, including injunctions and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement but shall be in addition to all other remedies available at law or equity to the Company. In the event of litigation relating to this letter agreement between the Company and you, the losing party shall be liable for and pay to the prevailing party the reasonable legal fees incurred by the prevailing party in connection with such litigation, including any appeal therefrom.

E. Waivers and Amendments. No failure or delay by the Company in exercising any
   -----------------------
right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. This letter agreement may only be amended with the written consent of you and the Company.

F. Standstill. You agree that, for a period of 18 months after the date on which
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the Company and you have terminated discussions concerning a Transaction, unless such shall have been specifically invited in writing by the Board of Directors of the Company, neither you nor any of your affiliates (as such term is defined under the Securities Exchange Act of 1934, as

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RREEF America L.L.C.
May 23, 2001
Page 5

amended (the "1934 Act")) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company (other than an acquisition of assets being marketed for sale by the Company or in the ordinary course of business); (ii) any tender or exchange offer, merger or other business combination involving the Company; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing (other than an acquisition of assets being marketed for sale by the Company or in the ordinary course of business). You also agree during such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). Notwithstanding the foregoing provisions of this Section 6, in the event the Company makes a public announcement that it is seeking proposals, or you and the Company, or the Company and any third party, have entered into a definitive agreement, for the acquisition of all or substantially all of the Company's assets or securities, business combinations, mergers, tender offers, exchange offers or similar transactions ("Extraordinary Transactions"), then, without invitation or approval of the Board of Directors of the Company, you may present a proposal to the Board of Directors as a whole (but not separately to individual Directors) to amend any provision of this Agreement or to effect an Extraordinary Transaction.

         Nothing in this agreement shall prevent any of your business divisions or your affiliates (including investment advisors of you or any Representative that might otherwise be deemed to be your affiliate) from purchasing or selling securities of the Company in the ordinary course of business transactions provided that such business divisions or affiliates and the personnel that effect or cause such purchase or sale do not have knowledge of, or access to, any Evaluation Material and are unaware of this existence of this agreement.

G. Effect of Agreement. Neither the Company nor you nor any of your affiliates
   --------------------
are under any legal obligation of any kind whatsoever with respect to conducting negotiations relating to or consummating a Transaction by virtue of this letter agreement. We each understand and agree that no contract or agreement providing for a transaction with the Company or its stockholders shall be deemed to exist between you and the Company unless and until you and the Company execute and deliver a definitive agreement (a "Transaction Agreement"). We

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RREEF America L.L.C.
May 23, 2001
Page 6



each also agree that unless and until a Transaction Agreement between the Company and you has been executed and delivered, there is no legal obligation of any kind whatsoever with respect to any such transaction by virtue of this agreement or any other written or oral expression with respect to any such transaction except, in the case of this agreement, for the matters specifically agreed to herein. The Company reserves the right, in its sole discretion, to reject any and all proposals made by you with regard to a Transaction and, subject to the provisions of this agreement, to engage in discussions and negotiations, and to enter into a definitive agreement, with regard to any other transaction, with any other person at any time and without notice to you and to terminate discussions and negotiations with you at any time.

         You further agree that, except as provided in a definitive agreement relating to a Transaction, from the date hereof and for a period ending twelve months after the date on which the Company and you have terminated discussions concerning a Transaction, you will not solicit (i.e., initiate discussions with) for hire any of the present officers or present employees of the Company (other than persons who no longer are officers or employees of the Company at the time discussions are initiated) with whom you or any of your representatives has had contact during the period of your investigation contemplated herein; provided that you may make use of advertisements for job openings in publications and may use independent employment agencies or search firms provided that such employment agencies or search firms are not directed to solicit the employment of any such person, and such employment agency and search firm and you may respond to inquiries from such persons.

H. Miscellaneous. This agreement shall be governed by, and construed in
   --------------
accordance with, the laws of the Commonwealth of Massachusetts without regard to any conflicts of law principles thereof. You hereby irrevocably and unconditionally consent to submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States of America located in Massachusetts for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and you further agree that service of any process, summons, notice or document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the Commonwealth of Massachusetts or the United States of America located in Massachusetts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. This agreement may be executed in counterparts. This agreement shall remain in effect for two (2) years from the date first above written, unless sooner terminated by mutual written agreement of the parties.

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RREEF America L.L.C.
May 23, 2001
Page 7


I. Mutuality. During the course of evaluating the possibility of a Transaction,
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you may make available to the Company certain information regarding your business, financial condition, operations, assets and liabilities. In such event, all of the terms and conditions of this letter agreement shall be enforceable against the Company by you as if you were the Company hereunder and this letter were addressed to the Company.

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         Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

                                                     Very truly yours,

                                           CABOT INDUSTRIAL TRUST
                                           Two Center Plaza, Suite 200
                                           Boston, Massachusetts 02108



                                           By:  /s/ ROBERT E. PATTERSON
                                                --------------------------------
                                           Name:    Robert E. Patterson
                                                -----------------------------
                                                    President

Accepted and agreed as of the date
first written above.

RREEF AMERICA L.L.C.

By:  /s/ CHARLES B. LEITNER, III
   -----------------------------------------
Name:    Charles B. Leitner, III
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